UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaYarden 4, pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2021, My Size, Inc. (the “Company”), My Size Israel 2014 Ltd. (“My Size Israel”), a wholly owned subsidiary of the Company, and Shoshana Zigdon entered into an Amendment to Purchase Agreement (the “Amendment”) which made certain amendments to a Purchase Agreement between the parties dated February 16, 2014 (the “Purchase Agreement”).

Pursuant to the Amendment, Ms. Zigdon agreed to irrevocably waive (i) the right to repurchase certain assets related to the collection of data for measurement purposes that My Size Israel acquired from Ms. Zigdon under the Purchase Agreement and upon which the Company’s business is substantially dependent (the “Assets”), and (ii) all past, present and future rights in any of the intellectual property rights sold, transferred and assigned to My Size Israel under the Purchase Agreement and any modifications, amendments or improvements made thereto, including, without limitation, any compensation, reward or any rights to royalties or to receive any payment or other consideration whatsoever in connection with such intellectual property rights (the “Waiver”). In consideration of the Waiver, the Company issued 2,500,000 shares of common stock to Ms. Zigdon (the “Shares”).

Under the Purchase Agreement prior to the Amendment, Ms. Zigdon had a right to repurchase the Assets until June 16, 2021 at the market price of the Assets as determined by a third party independent valuation. In addition, under the Purchase Agreement prior to the Amendment, Ms. Zigdon would have had a right to receive 18% of My Size Israel’s operating profit, directly or indirectly connected with the Assets, together with VAT for a period of seven years from the end of the development period of My Size Israel’s measurement solution.

Under the Amendment, the Company agreed that, as soon as practicable but in any event no later than June 24, 2021 it shall use commercially reasonable efforts to file a registration statement on Form S-3 (or Form S-1 if Form S-3 is unavailable) providing for the resale by Ms. Zigdon of the Shares (the “Registration Statement”) and use its commercially reasonable efforts to cause such Registration Statement to become effective by July 26, 2021.

In the Amendment Ms. Zigdon agreed to a lock up of the Shares until November 1, 2021 and that following the effectiveness of the Registration Statement and subject to compliance with applicable securities laws, Ms. Zigdon will be entitled to sell one-fourth of the Shares each month beginning July 30, 2021.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 3.02 Unregistered Sales of Equity Securities

Tbe disclosure set forth in Item 1.01 above is incorporated herein by reference. The Shares were offered and sold to Ms. Zigdon without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in a transaction not involving a public offering and Ms. Zigdon represented that she is an accredited investor. The Company relied on the exclusion from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2) and/or Regulation S promulgated thereunder inasmuch that Ms. Zigdon is a non-U.S. person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: May 27, 2021	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer